UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2011

Date of Report (date of earliest event reported)

FLAMERET, INC.

(Exact name of Registrant as specified in charter)

Wyoming	333-162022	27-0755877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1810 E. Sahara Ave, Suite 1492

Las Vegas, NV 89104

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 861-0207

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

..	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

..	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

..	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

..	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(B) - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On or about April 20, 2011, Flameret Inc.’s (the “Company”) management and Board of Directors discovered material errors within the Company’s financial statements contained within the Company’s S-1 for the period ended from inception on August 13, 2009 through November 30, 2009, 10-K for the years ended August 31, 2010 and 2009, and 10-Qs for the quarters ended February 28, 2010, May 31, 2010, and November 30, 2010.  Management has determined that these statements contain misstatements regarding our recording of notes payable that such previously filed quarterly and yearly financial statements should no longer be relied upon, as previously presented.  The errors resulted in an understatement of the Company’s current liabilities and an overstatement of the Company’s net income. The Company is still working to calculate the cumulative effect of the error.

The Company intends to file its 10-Q for the period ended February 28, 2011 with restated, audited financial statements for the year ended August 31, 2010, its 10-K with restated, audited financial statements for the years ended August 31, 2010 and 2009, and unaudited restatements of the quarters ended February 28, 2010, May 31, 2010, and November 30, 2010.

The Company’s Audit Committee has discussed with Sadler, Gibb and Associates, LLC, its registered independent accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(b).

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

d)   Exhibits

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2011	Flameret, Inc.

/s/ Christopher Glover
Christopher Glover
President and Director

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